EXHIBIT 99.1

Tower Group, Inc. Announces Quarterly Dividend

    NEW YORK--(BUSINESS WIRE)--Feb. 28, 2005--Tower Group, Inc.
(NASDQ: TWGP) announced today that the company's Board of Directors has approved a quarterly dividend of $ 0.025 per share payable March 25, 2005 to stockholders of record as of March 15, 2005.

    About Tower Group, Inc.

    In operation since 1990, Tower Group Inc. is headquartered in New York City and is the holding company for its two operating subsidiaries, Tower Insurance Company of New York, ("TICNY") and Tower Risk Management ("TRM"). TICNY, A.M. Best rated A- (Excellent), develops and delivers specialized commercial lines insurance products that provide property, liability, workers' compensation and automobile insurance to select markets not well served by other carriers. It also offers personal lines products that provide property and liability insurance to homeowners throughout New York State. TRM, a non- risk bearing insurance service company, offers managing general agency services to underwrite risks, adjust claims and negotiate reinsurance terms on behalf of other insurance companies. For more information visit Tower's website at http://www.twrgrp.com/.

    CONTACT: Investor Relations
             Tower Group, Inc.
             Andrew Colannino, 212-655-2107
             Email: acolannino@twrgrp.com